Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-135048, 333-151965, 333-175884 and 333-205955) and Form S-3 (No. 333-167377) of Town Sports International Holdings, Inc. of our report dated March 7, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP
New York, New York
March 7, 2016